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                                  Exhibit 21.1

                          Subsidiaries of the Company

              Name                        Jurisdiction of Incorporation
American Home Foods, Inc.                 Delaware
Luck's, Incorporated                      Delaware
M. Polaner, Inc.                          Delaware
Canadian Home Products Limited            Canada
Heritage Brands Holdings, Inc.            Delaware
Heritage Brands, Inc.                     Delaware
Campfire, Inc.                            Delaware